EXHIBIT 99.1

Navitas Announces Private Placement of Common Stock for Proceeds of $100 Million

Raised capital supports the Navitas 2.0 strategy, accelerating the company’s transformation into high-power markets, driving scalable growth and long-term value creation.

TORRANCE, CA – November 7, 2025 — Navitas Semiconductor Corporation (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, announced that it has entered into a definitive securities purchase agreement (the “Purchase Agreement”) for the purchase and sale of an aggregate of 14,814,813 shares of Class A common stock at a purchase price of $6.75 per share. The private placement is expected to close on or about November 10, 2025, subject to customary closing conditions. The aggregate gross proceeds to the Company from the private placement are expected to be approximately $100 million, before deducting the placement agent’s fees and offering expenses payable by the Company. Navitas intends to use the net proceeds from this offering for working capital and other general corporate purposes.

Needham & Company is acting as the sole placement agent for the private placement.

“This capital raise enables us to support Navitas’ transformation and accelerate our momentum into higher-power markets. We’re fueling and energizing the shift to Navitas 2.0, focusing our energy on the high-power markets that are shaping the future: AI data centers, performance computing, energy and grid infrastructure, and industrial electrification,” said Chris Allexandre, President and CEO of Navitas.

The offer and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, and have not been registered under the Act, or applicable state securities laws. Accordingly, such securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file a registration statement under the Act with the Securities and Exchange Commission (the “SEC”), covering the resale of the shares of Class A common stock to be issued in the private placement no later than five business days following the date of the Purchase Agreement, and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 120 days following the date of the Purchase Agreement in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, performance computing, energy and grid infrastructure, and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™ high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Forward-Looking Statements

This press release and the materials referenced herein include “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Other forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations and understandings of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of risks and uncertainties. Except as required by federal securities law, Navitas undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Contact Information

Lori Barker, Investor Relations

ir@navitassemi.com

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